Exhibit 10.8

FORM OF

SHARE exchange agreement

This Share Exchange Agreement (this “Agreement”) is made and entered into as of December ___, 2020 by and among Affirm Holdings, Inc., a Delaware corporation (the “Company”), 2012 MRL Investments LLC and Max Levchin (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, effective upon the filing of the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”), the Company shall have, among other things, (i) authorized and designated 3,030,000,000 shares of the Company’s Common Stock, par value $0.00001 per share (the “Common Stock”), as Class A Common Stock (the “Class A Common Stock”) and 140,000,000 shares of the Common Stock as Class B Common Stock (the “Class B Common Stock”) and (ii) reclassified each previously outstanding share of its Common Stock into ½ a share of Class A Common Stock and ½ a share of Class B Common Stock;

WHEREAS, effective upon the filing of the Restated Certificate, the Stockholders shall own 13,055,968 shares of Class A Common Stock (the “Class A Shares”) and 13,055,968 shares of Class B Common Stock;

WHEREAS, the parties desire that Stockholders exchange all of the Class A Shares as set forth on Exhibit A hereto under the heading “Exchange Shares – Class A Common Stock” (the “Exchange Shares”), for shares of the Class B Common Stock on a one-for one basis as set forth on Exhibit A hereto under the heading “Replacement Shares – Class B Common Stock” (the “Replacement Shares”) (such exchange, the “Share Exchange”); and

WHEREAS, the Share Exchange is to qualify as a nontaxable transaction under Section 368(a)(1)(E) and Section 1036 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties hereby agree as follows:

1.            AGREEMENT TO EXCHANGE SHARES.

1.1.        Authorization. As of the filing of the Restated Certificate (the “Filing”), the Company will have authorized the issuance to the Stockholders, pursuant to the terms and conditions of this Agreement, of the full number of Replacement Shares that are to be issued to the Stockholders hereunder.

1.2.        Agreement to Exchange; Full Satisfaction. On the terms and subject to the conditions set forth herein, at the Filing, each Stockholder shall transfer, convey and assign all of such Stockholder’s right, title and interest in and to all of the Exchange Shares held by such Stockholder, free and clear of any liens or encumbrances, to the Company, and shall receive in exchange therefor an equal number of newly issued Replacement Shares, as set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Replacement Shares – Class B Common Stock.” The Replacement Shares delivered in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to the Exchange Shares. As used in this Agreement, the “Exchange Shares” shall include all of the Exchange Shares exchanged under this Agreement and all securities received (a) in replacement of the Exchange Shares, (b) as a result of conversion of the Exchange Shares, (c) as a result of stock dividends or stock splits in respect of the Exchange Shares, and (d) as substitution for the Exchange Shares in a recapitalization, merger, reorganization or the like, excluding in all cases the Replacement Shares.

2.            CLOSING.

2.1.        The Closing. The Share Exchange will take place immediately following the Filing (which time is referred to in this Agreement as the “Closing”). At the Closing, (i) the Company will deliver to each Stockholder a certificate (or establish a book entry position) representing the Replacement Shares, (ii) if applicable, each Stockholder shall deliver to the Company any original stock certificate(s) representing the Exchange Shares if in such Stockholder’s possession, or otherwise authorizes the Company to remove any such stock certificate(s) from escrow for cancellation, (iii) the Company shall deliver a counterpart signature page to this Agreement to each Stockholder and (iv) each Stockholder shall deliver a counterpart signature page to this Agreement to the Company.

2.2.        Cancellation of Exchange Shares. Effective as of the Closing, the Exchange Shares shall be cancelled and retired and revert to authorized but unissued shares of Class A Common Stock.

3.            REPRESENTATIONS AND WARRANTIES.

3.1.         Representations and Warranties of Stockholders. Each Stockholder hereby represents and warrants to the Company as follows, on behalf of itself, and no other Stockholder:

(a)            Binding Effect. This Agreement is the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief, and other equitable remedies. Stockholder has the full legal right to execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement by Stockholder is not subject to the consent or approval of any other person or entity.

(b)            Ownership of Exchange Shares. As of the Closing, such Stockholder is the record and beneficial owner of title of all of the Exchange Shares set forth next to his or its name on Exhibit A hereto, free and clear of any security interests, pledges, liens, restrictions, claims or encumbrances of any kind, other than any rights of first refusal the Company may have under, and any transfer restrictions set forth in, (i) the original agreement(s) pursuant to which such Stockholder originally acquired the Exchange Shares, (ii) that certain Amended and Restated Voting Agreement dated September 11, 2020, by and among the Company, the Stockholders and other parties identified therein and (iii) that certain Amended and Restated First Refusal and Co-Sale Agreement dated September 11, 2020, by and among the Company, the Stockholders and other parties identified therein (such agreements and documents, collectively, the “Stockholder Agreements”). Upon the exchange of the Exchange Shares in accordance with the provisions of this Agreement, the Company will acquire good and marketable title to the Exchange Shares, free and clear of all security interests, pledges, liens, restrictions, claims or encumbrances of any kind.

(c)            Transfer for Own Account. Each Stockholder is acquiring the Replacement Shares for such Stockholder’s own account only and not with a view to, or for sale in connection with, a distribution of the Replacement Shares within the meaning of the Securities Act of 1933, as amended.

(d)            Consents. All consents, approvals, authorizations, waivers, notices and orders required for the execution and delivery of this Agreement and the Share Exchange under this Agreement have been obtained or given, including pursuant to the Stockholder Agreements, and are in full force and effect.

(e)            Compliance with Securities Laws. Each Stockholder represents that the Exchange Shares are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act and any other applicable securities laws.

(f)            Effect of Exchange. The execution, delivery, and performance of this Agreement by each Stockholder and the Share Exchange does not and will not violate any instrument, agreement, judgment, decree, order, statute, rule, or governmental regulation applicable to each Stockholder or to which such Stockholder is a party or by which it or any of its properties or other assets is bound or is subject.

(g)            Investment Experience. Each Stockholder has such knowledge and experience in financial affairs that such Stockholder is capable of evaluating the merits and risks of an investment in the Company. In connection with this transaction, each Stockholder has not relied upon any representations, warranties or agreements of the Company other than those set forth in this Agreement, or any representations, warranties or agreements made by any other person. Each Stockholder’s financial situation is such that such Stockholder can afford to bear the economic risk of holding the Replacement Shares issued hereunder for an indefinite period of time, and can afford to suffer the complete loss of the value of such securities.

(h)            Accredited Investor. Each Stockholder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(i)            Legal and Tax Consequences. Each Stockholder has been informed that (i) the Company has encouraged such Stockholder to seek legal and tax advice from such Stockholder’s own attorneys and advisors who can take such Stockholder’s individual concerns and circumstances into consideration; and (ii) each Stockholder (and not the Company) is responsible for any tax liability of Stockholder that may arise as a result of this Agreement. Each Stockholder has either obtained such legal and tax advice or freely chosen not to do so. Neither the Company, nor any officer, director, employee, agent or affiliate thereof, has made any representations or warranties to the Stockholders, other than, solely in regards to the Company, the representations set forth in this Agreement. Neither the Company, or any officer, director, employee, agent or affiliate thereof, has made any representations or warranties to the Stockholders with respect to the tax treatment of the transactions contemplated in this Agreement, and the Stockholders are in no manner relying on the Company or their respective representatives for an assessment of such tax treatment.

3.2.        Representations and Warranties of the Company. The Company represents and warrants to the Stockholders as follows:

(a)            Binding Effect. The Company is a corporation organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all required corporate power to enter into and perform its obligations under this Agreement, and generally to carry out all of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company have been duly authorized and approved by all necessary action, and this Agreement, when duly executed and delivered by the Company in accordance with its terms, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b)            Effect of Share Exchange. The execution, delivery, and performance of this Agreement by the Company and the Share Exchange do not and will not violate any instrument, agreement, judgment, decree, order, statute, rule, or governmental regulation applicable to the Company or to which the Company is a party or by which it or any of its properties or other assets is bound.

4.            RIGHTS AND RESTRICTIONS AS A STOCKHOLDER.

4.1.        Rights of Stockholder. Each Stockholder expressly acknowledges that, following the execution of this Agreement by such Stockholder, and the consummation of the Share Exchange, each Stockholder, as the owner of the Replacement Shares, shall have only the rights preferences and privileges of a holder of Class B Common Stock.

4.2.        Legends. Each book entry position representing the Replacement Shares shall bear the following legends:

(a)            “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(b)            “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

(c)            Any legend required by applicable state “blue sky” securities laws, rules and regulations.

5.            COMPANY CONSENT. The Company hereby consents to the Share Exchange and waives all rights of first refusal and any applicable transfer restrictions and all applicable notice requirements with respect to the Share Exchange.

6.            COMPLIANCE WITH LAWS AND REGULATIONS. The Share Exchange will be subject to and conditioned upon compliance by the Company and the Stockholders with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s capital stock may be listed or quoted at the time of such issuance or transfer.

7.            GENERAL PROVISIONS.

7.1.        Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives; provided that such party consents in writing to be bound by the terms, conditions and obligations under this Agreement. No party to this Agreement may assign or otherwise transfer any of its rights or obligations under this Agreement without the other party’s prior written consent.

7.2.        Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof and regardless of the laws that might otherwise govern under applicable principles of conflicts of.

7.3.        Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “Sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

7.4.        Entire Agreement. This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

7.5.        Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

7.6.        Amendments and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

7.7.        Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

7.8.        Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

7.9.        Tax Treatment. The parties hereto shall treat the Share Exchange as a tax-free reorganization under Sections 368(a)(1)(e) and/or 1036 of the Code, unless otherwise required by law.

***

IN WITNESS WHEREOF, the parties hereto have executed this Share Exchange Agreement as of the date first written above.

COMPANY:

AFFIRM HOLDINGS, INC.

By:
Name: Michael Linford
Title: Chief Financial Officer

STOCKHOLDER:

MAX LEVCHIN

By:

2012 MRL INVESTMENTS LLC

By:
Name:
Title:

Exhibit A

Stockholder Ownership

Name of Registered Stockholder	Exchange Shares - Class A Common Stock	Replacement Shares – Class B Common Stock
Max Levchin	7,698,825	7,698,825
2012 MRL Investments LLC	5,357,143	5,357,143
TOTAL	13,055,968	13,055,968